UICI AND SUBSIDIARIES
EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(Dollars and number of shares in thousands, except per share amounts)


                                           Three Months Ended   Six Months Ended
                                                 June 30,             June 30,
                                              1997      1996      1997      1996
                                            -------   -------   -------   -------
COMPUTATION OF EARNINGS PER COMMON
     AND COMMON EQUIVALENT SHARE:
      Average shares outstanding ........    45,209    41,714    45,174    39,736

      Add:
         Common stock equivalent of stock
            options and warrants ........        19        60        32        63
                                            -------   -------   -------   -------
                                             45,228    41,774    45,206    39,799
                                            =======   =======   =======   =======

      Net income ........................   $20,944   $17,017   $41,236   $32,239
                                            =======   =======   =======   =======

      Primary net income per share ......   $  0.46   $  0.41   $  0.91   $  0.81
                                            =======   =======   =======   =======

COMPUTATION OF EARNINGS PER COMMON
         AND COMMON EQUIVALENT SHARE
         ASSUMING FULL DILUTION:

      Average shares outstanding ........    45,209    41,714    45,174    39,736

      Add:
         Common stock equivalent of stock
            options and warrants ........        26        60        38        71
                                            -------   -------   -------   -------
                                             45,235    41,774    45,212    39,807
                                            =======   =======   =======   =======

      Net income ........................   $20,944   $17,017   $41,236   $32,239
                                            =======   =======   =======   =======


      Fully diluted net income per share    $  0.46   $  0.41   $  0.91   $  0.81
                                            =======   =======   =======   =======